===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(A) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          The Stride Rite Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          The Stride Rite Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             [LOGO OF STRIDE RITE]

                               191 Spring Street
                                 P.O. Box 9191
                      Lexington, Massachusetts 02420-9191

                                                                  March 1, 2000

To Our Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders of The Stride Rite Corporation to be held at our corporate headquarters, 191 Spring Street, Lexington, Massachusetts, on Thursday, April 13, 2000, at 10:00 A.M.

  I believe that the Annual Meeting provides an excellent opportunity for stockholders to become better acquainted with Stride Rite's business strategy, the product lines of our brands and our directors and officers. I hope that you will be able to attend.

  Whether or not you plan to attend, the prompt execution and return of your proxy card will both assure that your shares are represented at the meeting and minimize the cost of proxy solicitation. I thank you for your continued interest and support.

                                          Sincerely,


                                          /s/ David M. Chamberlain
                                            David M. Chamberlain
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

                          THE STRIDE RITE CORPORATION

                               ----------------

                           NOTICE OF ANNUAL MEETING

                               ----------------

                                                       Lexington, Massachusetts
                                                                  March 1, 2000

To the Stockholders of
The Stride Rite Corporation

  The Annual Meeting of Stockholders of The Stride Rite Corporation, a Massachusetts corporation, will be held at its corporate headquarters, 191 Spring Street, Lexington, Massachusetts, on Thursday, April 13, 2000, at 10:00 A.M. (Boston time), for the following purposes:

  1. To elect two directors in the class whose term expires at the 2000 Annual Meeting and one additional nominee proposed by the Board of Directors;

  2. To consider and act upon the matter of ratifying the selection of PricewaterhouseCoopers LLP as auditors of The Stride Rite Corporation for the current fiscal year; and

  3. To consider and act upon any other matters which may properly come before the meeting or any adjournments or postponements thereof.

  Only holders of record at the close of business on February 15, 2000 are entitled to receive notice of and to vote at the 2000 Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Charles W. Redepenning, Jr.
                                          Charles W. Redepenning, Jr., Clerk

  REGARDLESS OF THE NUMBER OF SHARES YOU MAY OWN, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                          THE STRIDE RITE CORPORATION

               191 Spring Street, Lexington, Massachusetts 02421

                               ----------------

                                PROXY STATEMENT

                  For the 2000 Annual Meeting of Stockholders

                               ----------------

General Information

  This Proxy Statement is being furnished to holders of common stock, par value $.25 per share (the "Common Stock"), of THE STRIDE RITE CORPORATION (the "Company") in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Stockholders on April 13, 2000 and at any adjournments or postponements of such meeting.

  All proxies delivered in response to this solicitation are revocable at the option of the person executing the proxy at any time before the voting of such proxies at the meeting. A proxy may be revoked in writing delivered to the Company's Clerk, at the principal executive offices of the Company prior to the annual meeting, or by attending the annual meeting and voting in person. Submission of a later dated proxy will revoke any earlier dated proxy. Unless previously revoked, proxies so delivered will be voted at the meeting. Where a choice or instruction is specified by the stockholder on a proxy, the proxy will be voted in accordance with such specification. Where a choice or instruction is not specified by such stockholder, the proxy will be voted as recommended by the directors.

  Only stockholders of record at the close of business on February 15, 2000 are entitled to receive notice of, and to vote at, the annual meeting. The transfer books will not be closed. As of the close of business on February 15, 2000 there were outstanding and entitled to vote 43,484,381 shares of Common Stock. Each share is entitled to one vote.

  The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of that other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

  The vote on each matter submitted to stockholders is tabulated separately. A majority of votes cast by the shareholders present at the meeting or voting by proxy is required to elect the directors. Abstentions are included in the number of shares present or represented and voting on each matter. Neither abstentions nor broker "non-votes" are counted as affirmative votes on any matter.

  This Proxy Statement, the related form of proxy and the Company's Annual Report for the fiscal year ended December 3, 1999 are being mailed together on or about March 1, 2000 to stockholders entitled to notice of and to vote at the meeting.

  The principal executive offices of the Company are located at 191 Spring Street, Lexington, Massachusetts 02421.

                  PROPOSAL NUMBER ONE: ELECTION OF DIRECTORS

  Under Massachusetts law, the Board of Directors of the Company has three classes of directors who serve staggered three-year terms. The classes are as nearly equal in size as possible. Serving in Class I for terms expiring at the 2000 annual meeting are David M. Chamberlain, Joanna M. Jacobson, Robert L. Seelert and Myles J. Slosberg. Serving in Class II for terms expiring at the 2001 annual meeting are Donald R. Gant, Warren Flick and W. Paul Tippett, Jr. Serving in Class III for terms expiring at the 2002 annual meeting are Frank
R. Mori, Diane M. Sullivan and Bruce Van Saun. Mr. Seelert and Ms. Jacobson, whose terms expire at the 2000 annual meeting, will not be standing for re-election to the Board of Directors. The Company thanks Mr. Seelert and Ms. Jacobson for their contributions and service to the Company.

  The Board of Directors has nominated David M. Chamberlain, Peter L. Harris and Myles J. Slosberg to serve as the Class I directors for a term of office expiring at the 2003 annual meeting of stockholders. Mr. Slosberg has been a director since 1961. Mr. Chamberlain was elected to the Board upon his appointment as Chairman and Chief Executive Officer in November 1999. Mr. Harris is not currently a director of the Company. The Board of Directors recommends that the stockholders elect David M. Chamberlain, Peter L. Harris and Myles J. Slosberg to serve as Class I directors.

  It is the intention of the persons named as proxies to vote the proxies, unless authority to vote is specifically withheld, to elect as directors the three nominees listed above to the class of directors whose term expires at the 2003 annual meeting of stockholders. The Company believes that the nominees will be able and willing to serve. If any of them should be unable or choose not to take office, the persons named as proxies may vote in favor of such other person or persons as the Board of Directors at the time recommends.

Information as to Directors and Nominees for Director

  Set forth below are the name and age of each director currently in office and of each nominee for director, his or her principal occupation for the past five years, the year each became a director of the Company and the names of other companies in which he or she serves as a director.

Name, Age, Principal Occupation,                               Director  Term
Business Experience and Directorships                           Since   Expires
-------------------------------------                          -------- -------

                Nominees for Class I Directors

David M. Chamberlain, age 56..................................   1999    2000
 Chairman of the Board of Directors and Chief Executive
  Officer of the Company since November 1999. Prior to joining the Company, Mr. Chamberlain was Chairman of the Board of
  Genesco Inc., a footwear company, from 1994 to 1999 and
  President and Chief Executive Officer of Genesco Inc. from
  1994 to 1996. Mr. Chamberlain is a director of Wild Oats
  Markets, Inc.

Peter L. Harris, age 55.......................................    --      --
 Chairman of the Board, President and Chief Executive Officer
  of The Picture People, a national chain of retail stores
  that create family and children's photographic portraits,
  since 1995. Mr. Harris was Chief Executive Officer of F.A.O.
  Schwarz, the preeminent retailer of fine toys and gifts,
  from 1985 to 1992. Prior thereto, Mr. Harris served as Chief
  Executive Officer of GEMCO Department Stores. Mr. Harris is
  also a director of Egghead.com, Inc., Pacific Sunwear of
  California, Inc., and Natural Wonders, Inc.


Name, Age, Principal Occupation,                               Director  Term
Business Experience and Directorships                           Since   Expires
-------------------------------------                          -------- -------
Myles J. Slosberg, age 63.....................................   1961    2000
 Attorney in private practice since July 1994. Mr. Slosberg
  served as interim Chairman and Chief Executive Officer of
  the Company from July 1999 to November 1999. From March 1991 to July 1994, Mr. Slosberg was an Assistant Attorney General
  for the Commonwealth of Massachusetts. Mr. Slosberg was
  employed by the Company from 1959 to 1986, during which
  period he served in a number of executive capacities.

                      Class II Directors

Warren Flick, age 56..........................................   1998    2001
 Co-Chairman of the Board of eSave Network, Inc., an internet commerce company, since February 1999. Chairman of Warren
  Flick Associates, a strategic investment, management and
  consulting corporation, since January 1998. Prior to that
  Mr. Flick was the President and Chief Operating Officer of
  Kmart Corporation, a national chain of mass merchant
  discount department stores, from 1995 to 1997, Chairman,
  President and Chief Executive Officer of Sears de Mexico, a
  subsidiary of Sears Roebuck and Co., a retailer, from 1994 to 1995 and Group Vice President of Sears Roebuck and Co.
  from 1988 to 1994. Mr. Flick is a director of One Price
  Clothing Stores, Inc. and eSave Network, Inc.

Donald R. Gant, age 71........................................   1987    2001
 Limited Partner of The Goldman Sachs Group, L.P., an
  investment banking firm, since 1990. Mr. Gant is a director of Diebold, Inc.

W. Paul Tippett, Jr., age 67..................................   1993    2001
 Principal of Ann Arbor Partners, a consulting firm, since
  1990. Mr. Tippett was President and a director of Springs
  Industries, Inc., a manufacturer of finished fabrics, home furnishings and industrial fabrics, from 1985 to 1989, and
  Chairman of the Board and Chief Executive Officer of
  American Motors Corp., an automobile manufacturer, prior to its acquisition by Chrysler Corporation in 1985.

                     Class III Directors

Frank R. Mori, age 59.........................................   1996    2002
 President and co-Chief Executive Officer of Takihyo, Inc., an
  investment holding company that manages a private equity
  portfolio since 1986. From 1974 until 1999, Takihyo, Inc.
  was the principal shareholder of Anne Klein & Co. and it
  currently is a principal shareholder of Donna Karan
  International, Inc. Mr. Mori served as President and Chief
  Executive Officer of Anne Klein & Co., a women's apparel
  company, from 1975 to 1999. Mr. Mori is a director of
  Takihyo, Inc. and Donna Karan International, Inc.

Diane M. Sullivan, age 44.....................................   1999    2002
 President and Chief Operating Officer of the Company since
  July 1999. Ms. Sullivan was Group President of the Company
  from October 1997 to July 1999 and President, Wholesale
  Division, Stride Rite Children's Group, Inc., a subsidiary of the Company, from the time she joined the Company in
  April 1995 to July 1999.

Bruce Van Saun, age 42........................................   1999    2002
 Senior Executive Vice President and Chief Financial Officer,
  The Bank of New York Company, Inc., a banking company, since
  May 1997. Prior to that, Mr. Van Saun was Chief Financial
  Officer of Deutsche Bank North America Group, a banking
  company, from October 1994 to May 1997 and Chief Operating
  Officer and Chief Financial Officer of Wasserstein Perella &
  Co., Inc., an investment banking firm, from 1990 to
  October 1994.

Ownership of Equity Securities

  The following table shows the beneficial ownership of Common Stock of (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the Common Stock and (ii) each director and nominee for director, the chief executive officer, the other executive officers listed in the summary compensation table and, as a group, the directors and all executive officers. Except as otherwise stated, all information is dated as of February 15, 2000. The numbers disclosed include shares as to which a right to acquire beneficial ownership within 60 days exists (for example, through the exercise of stock options, conversions of securities or through various trust arrangements) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, (the "1934 Act").

                                             Shares of Common Stock Percent of
                   Name                      Beneficially Owned(1)    Class
                   ----                      ---------------------- ----------
David L. Babson and Co., Inc...............  3,102,690          (2)    7.1%
  One Memorial Drive
  Cambridge, MA 02142-1300
David M. Chamberlain.......................    100,000          (3)     (4)
Warren Flick...............................     15,428      (5),(6)     (4)
Donald R. Gant.............................     63,493  (5),(7),(8)     (4)
Peter L. Harris............................          0                  (4)
Joanna M. Jacobson.........................    300,033          (9)     (4)
Frank R. Mori..............................     16,308      (5),(7)     (4)
Robert L. Seelert..........................     26,848 (5),(7),(10)     (4)
Myles J. Slosberg..........................    178,533 (5),(7),(11)     (4)
Diane M. Sullivan..........................    208,334         (12)     (4)
W. Paul Tippett, Jr........................     17,979 (5),(7),(13)     (4)
Bruce Van Saun.............................      5,071         (14)     (4)
James A. Eskridge..........................          0                  (4)
Robert C. Siegel...........................    400,334         (15)     (4)
Thomas L. Nelson...........................     19,441         (16)     (4)
Sandra A. Hayakawa.........................      6,668         (17)     (4)
Gerrald B. Silverman.......................    156,812         (18)     (4)
The Directors and Executive Officers listed
 above and other executive officers as a
 group (20 persons)........................  1,738,510         (19)    4.0%

--------
 (1) With respect to nominees, directors and executive officers, based on information furnished by the nominee, director or executive officers listed. Unless otherwise indicated, the persons listed above have sole voting and dispositive power with respect to shares beneficially owned.
 (2) According to a Schedule 13G filed with the SEC on February 7, 2000 by David L. Babson and Co., Inc., such entity beneficially owned 3,102,689.97 shares of the Company's Common Stock as of December 31, 1999, of which such entity had sole power to vote or direct the vote with respect to 3,101,209.97 shares and shared power to vote with respect to 1,480 shares.
 (3) Includes currently exercisable options to purchase 100,000 shares granted to Mr. Chamberlain under the Company's 1998 Stock Option Plan.
 (4) Less than one percent of the outstanding shares of Common Stock of the Company.
 (5) Includes currently exercisable options to purchase 1,600 shares, granted pursuant to the Company's 1998 Non-Employee Director Stock Ownership Plan (the "1998 Directors' Plan").
 (6) Includes 3,828 Phantom Stock Units credited to Mr. Flick's account pursuant to the Deferred Compensation Plan for Directors.
 (7) Includes currently exercisable options to purchase 5,000 shares, granted pursuant to the Company's 1994 Non-Employee Director Stock Ownership Plan (the "1994 Directors' Plan").

 (8) Includes 18,490 Phantom Stock Units credited to Mr. Gant's account pursuant to the Deferred Compensation Plan for Directors.
 (9) Includes 225,000 shares Ms. Jacobson is entitled to purchase under the Company's 1995 Long-Term Growth Incentive Plan (the "1995 Plan") and 73,334 shares Ms. Jacobson is entitled to purchase under the Company's 1998 Stock Option Plan.
(10) Includes 17,248 Phantom Stock Units credited to Mr. Seelert's account pursuant to the Deferred Compensation Plan for Directors.
(11) Includes 4,503 Phantom Stock Units credited to Mr. Slosberg's account pursuant to the Deferred Compensation Plan for Directors. Also includes
     (i) 89,400 shares of Common Stock held in an irrevocable trust created on December 2, 1942 of which Mr. Slosberg's father was the settlor and Mr. Slosberg is one of two trustees, for the benefit of Mr. Slosberg's mother and for Mr. Slosberg and his siblings, and (ii) 8,300 shares of Common Stock held in an irrevocable trust created on May 11, 1976 of which Mr. Slosberg is the settlor and Mr. Slosberg's wife is one of two trustees, for the benefit of Mr. Slosberg's children, and under certain circumstances for the benefit of Mr. Slosberg's wife as a remainder interest. Mr. Slosberg disclaims beneficial ownership of these 97,700 shares of Common Stock.
(12) Includes 130,000 shares Ms. Sullivan is entitled to purchase under the Company's 1995 Plan and 73,334 shares Ms. Sullivan is entitled to purchase under the Company's 1998 Stock Option Plan.
(13) Includes 1,879 Phantom Stock Units credited to Mr. Tippett's account pursuant to the Deferred Compensation Plan for Directors.
(14) Includes 4,071 Phantom Stock Units credited to Mr. Van Saun's account pursuant to the Deferred Compensation Plan for Directors.
(15) Includes 398,334 shares that Mr. Siegel is entitled to purchase under the Company's 1975 Executive Incentive Stock Purchase Plan (the "1975 Plan") and the Company's 1995 Plan.
(16) Includes 16,667 shares Mr. Nelson is entitled to purchase under the Company's 1998 Stock Option Plan.
(17) Includes 6,668 shares Ms. Hayakawa is entitled to purchase under the Company's 1998 Stock Option Plan.
(18) Includes 47,000 shares Mr. Silverman is entitled to purchase under the Company's 1975 Plan, 83,667 shares Mr. Silverman is entitled to purchase under the Company's 1995 Plan and 23,334 shares Mr. Silverman is entitled to purchase under the 1998 Stock Option Plan.
(19) Includes 64,059 shares (4,332 shares of which are owned by a trust established under the Uniform Gifts to Minors Act by one officer for the benefit of his children and as to which that officer disclaims beneficial ownership) and currently exercisable options to purchase 85,000 shares under the 1995 Plan and 74,169 under the 1998 Stock Option Plan beneficially owned by executive officers not separately listed above.

Meetings of the Board of Directors and Committees

  During the Company's 1999 fiscal year, which ended December 3, 1999, the Board of Directors held eight meetings. During fiscal 1999, the Board had standing Audit, Compensation and Investment Committees, and a Committee on the Board. Each director attended more than 75% of the aggregate of (i) the meetings of the Board of Directors held while he or she served and (ii) the total number of meetings held by all committees on which he or she served.

  The Committee on the Board met one time during the 1999 fiscal year and is currently composed of Messrs. Gant (Chairman), Flick, Seelert and Tippett. Its purpose is to review the performance of directors, recommend to the Board of Directors the selection of directors to be nominated, and consider and recommend issues relating to director compensation.

  The Audit Committee met three times during the 1999 fiscal year and is currently composed of Messrs. Seelert (Chairman), Flick, Slosberg and Van Saun. The Audit Committee recommends the selection of independent auditors to the Board of Directors, reviews the overall scope, as well as the results, of the annual audit, and reviews the overall internal controls of the Company.

  The Compensation Committee met three times during the 1999 fiscal year and is composed of Messrs. Mori (Chairman), Gant and Tippett. Members of the Compensation Committee are non-employee directors of the Company. The Compensation Committee reviews executives' salaries, administers various incentive compensation plans and recommends action to the Board of Directors on matters related to compensation for officers and other key employees of the Company and its subsidiaries. The Compensation Committee Report for the 1999 fiscal year is included in this proxy statement, commencing on page 11.

  The Investment Committee met two times during the 1999 fiscal year. It is composed of Messrs. Slosberg (Chairman), Mori, Tippett and Van Saun. The Investment Committee recommends the selection of independent investment managers for the investment of the Company's pension funds and reviews and monitors the performance of the Company's pension funds. The Investment Committee also reviews the Company's short-term investment of the Company's available funds.

Compensation of Directors

  Under the 1998 Directors' Plan, each director receives an annual retainer of $40,000, payable either all in shares of Common Stock or one-half in cash and one-half in shares of Common Stock at the discretion of the director, in either case payable in increments of one-quarter of such amount at the beginning of each fiscal quarter. The actual number of shares is calculated based on the closing price of the Company's Common Stock on the last day of the each preceding fiscal quarter. Each director receives each year an option to purchase 5,000 shares of Common Stock on the first business day following the Annual Meeting of Stockholders. Each option has a term of ten years from the date of grant and becomes exercisable in three installments: 1,600 shares on the first anniversary of the grant and 1,700 shares on each of the second and third anniversaries of the grant. New directors receive option grants for up to 5,000 shares upon initial election to the Board with the amount of such grant based on the number of months remaining prior to the next annual meeting of Stockholders. Each director may defer his or her annual retainer, with the cash portion, if any, deferrable in a cash deferred account and the stock option portion deferrable in Phantom Stock Units of Common Stock of the Company.

  As of February 1999, the Company adopted stock ownership guidelines for directors pursuant to which each director is expected to accumulate shares of Common Stock with a value equal to at least five times the annual retainer for directors within five years of election to the Board, or February 2004 in the case of current directors. Each director is expected to achieve at least one-half of this goal within three years, or February 2002 in the case of current directors.

Executive Compensation

 Summary Compensation Table

  The following table shows the compensation for the past three fiscal years of each person who served as Chief Executive Officer during fiscal 1999 and each of the other four most highly compensated executive officers for fiscal 1999 (the "named executive officers").

                          SUMMARY COMPENSATION TABLE

                                                                       Long Term
                                                                     Compensation
                                                                     ------------
                                     Annual Compensation                Awards
                                     -------------------                ------
                                                       Other
                                                      Annual             All Other
                                                      Compen-             Compen-
  Name and                  Fiscal Salary   Bonus     sation     Options  sation
  Principal Position(1)      Year    ($)     ($)      ($)(2)       (#)    ($)(3)
  ---------------------     ------ ------- -------    -------    ------- ---------
  David M. Chamberlain(4)    1999   43,846     --        --      500,000     120
   Chairman and Chief        1998      --      --        --          --      --
   Executive Officer         1997      --      --        --          --      --
--------------------------------------------------------------------------------------
  Myles J. Slosberg(5)       1999  172,727     --        --          --      --
   Interim Chairman and      1998      --      --        --          --      --
   Chief Executive Officer   1997      --      --        --          --      --
--------------------------------------------------------------------------------------
  James A. Eskridge(6)       1999  352,308     --     69,819(7)  500,000     --
   Former Chairman and       1998      --      --        --          --      --
   Chief Executive Officer   1997      --      --        --          --      --
--------------------------------------------------------------------------------------
  Diane M. Sullivan          1999  390,256 325,962       --      200,000   5,864
   President and Chief       1998  295,000 100,000(8)    --       60,000   3,783
   Operating Officer         1997  259,266 200,000       --       60,000   3,077
--------------------------------------------------------------------------------------
  Thomas L. Nelson(9)        1999  260,000 131,495       --       30,000     864
   President, Sperry         1998  137,500  53,750       --       20,000     432
   Top-Sider, Inc.(10)       1997      --      --        --          --      --
--------------------------------------------------------------------------------------
  Sandra A. Hayakawa(11)     1999  237,071  98,178       --       30,000     864
   President, Tommy          1998  116,667  40,000       --       10,000     432
    Hilfiger
   Footwear, Inc.(10)        1997      --      --        --          --      --
--------------------------------------------------------------------------------------
  Gerrald B. Silverman       1999  253,885  39,392       --       30,000  15,264
   President, Stride Rite    1998  227,965 135,000       --       20,000  14,141
   Children's Group,         1997  211,470  74,000       --       44,000  13,104
    Inc.(10)

--------
 (1) The summary compensation table does not include Mr. Siegel, who resigned as Chief Executive Officer of the Company effective as of December 6, 1998.
 (2) Amounts for executive perquisites and other personal benefits, securities or property are not shown because the aggregate dollar amount per executive is less than the lesser of either $50,000 or 10% of the annual salary and bonus of such executive.
 (3) Amounts awarded include (i) payments of dividend equivalents on shares of Common Stock subject to unexercised options granted under the 1975 Plan of $9,400, $9,400 and $10,000 for Mr. Silverman in respect of fiscal 1999, 1998 and 1997 respectively; (ii) Company contributions to the executive's Employee Savings and Investment Plan account of $5,000, $2,919 and $2,357 for Ms. Sullivan in respect of fiscal 1999, 1998 and 1997 respectively; and $5,000, $3,877 and $2,384 for Mr. Silverman in respect of fiscal 1999, 1998 and 1997 respectively; and (iii) amounts of insurance premiums paid by the Company for term life insurance for the benefit of the executive of $120 for Mr. Chamberlain in respect of fiscal 1999; $864, $864 and $720 for Ms. Sullivan in respect of fiscal 1999, 1998 and 1997 respectively; $864 and $432 for Mr. Nelson in respect of fiscal 1999 and 1998 respectively; $864 and $432 for Ms. Hayakawa in respect of fiscal 1999 and 1998 respectively; and $864, $864 and $720 for Mr. Silverman in respect of fiscal 1999, 1998 and 1997 respectively.

 (4) Mr. Chamberlain began his employment with the Company on November 15, 1999.
 (5) Mr. Slosberg served as interim Chairman and Chief Executive Officer from July 7, 1999 to November 15, 1999.
 (6) Mr. Eskridge resigned as Chief Executive Officer of the Company, effective as of July 7, 1999.
 (7) Amounts reimbursed by the Company for the payment of taxes on non-deductible relocation expenses.
 (8) Includes $40,625, the fair market value of 5,000 shares of the Common Stock of the Company as of the date of grant that were awarded to Ms. Sullivan as a portion of the Company's annual bonus plan.
 (9) Mr. Nelson became an employee of the Company on May 13, 1998.
(10) Each of Sperry Top-Sider, Inc., Tommy Hilfiger Footwear, Inc. and Stride Rite Children's Group, Inc. are subsidiaries of the Company.
(11) Ms. Hayakawa became an employee of the Company on May 1, 1998.

 Executive Stock Ownership Guidelines

  As of February 1999, the Company adopted executive stock ownership guidelines for the Chief Executive Officer and other key executives. Under these guidelines, key executives are expected to accumulate shares of Common Stock with a value equal to at least five times base compensation in the case of the Chief Executive Officer, three times base compensation in the case of top executive officers and one or two times base compensation for other key executives within five years of being designated as a key executive subject to the guidelines (by February 2004 for current designees). Each executive is expected to achieve at least one-half of these goals within three years (by February 2002 for current designees). There are currently nine executives subject to these guidelines.

 Stock Option Grants

  The following table shows information concerning options to purchase Common Stock of the Company granted during fiscal 1999 to the named executive officers pursuant to the 1998 Stock Option Plan.

                      OPTION GRANTS FOR FISCAL YEAR 1999

                             No. of
                             Shares    % of             Option
                           Underlying  Total             Date
                            Options   Options  Option   Market  Expiration  Grant Date
  Name(1)                   Granted   Granted  Price    Value      Date    Valuation(2)
  -------                  ---------- ------- -------- -------- ---------- ------------
  David M. Chamberlain....  500,000    23.7   $  6.875 $  6.875 11/15/2009  $1,200,800
---------------------------------------------------------------------------------------
  Diane M. Sullivan.......  100,000     4.8   $  8.125 $  8.125 12/17/2008  $  267,090
                            100,000     4.8   $10.5625 $10.5625   7/7/2009  $  364,320
---------------------------------------------------------------------------------------
  Thomas L. Nelson........   30,000     1.4   $  8.125 $  8.125 12/17/2008  $   80,127
---------------------------------------------------------------------------------------
  Sandra A. Hayakawa......   10,000     0.5   $  8.125 $  8.125 12/17/2008  $   26,709
                             20,000     0.9   $   8.25 $   8.25  7/12/2009  $   56,912
---------------------------------------------------------------------------------------
  Gerrald B. Silverman....   30,000     1.4   $  8.125 $  8.125 12/17/2008  $   80,127

--------
(1) The option grant table does not include Messrs. Slosberg and Eskridge. Mr. Slosberg received no option grants in fiscal year 1999 other than the standard grants he received for serving as a director of the Company, as discussed in "Compensation of Directors" above. All options previously granted to Mr. Eskridge terminated as a result of his resignation as Chairman and Chief Executive Officer of the Company on July 7, 1999.
(2) Calculated using the Black-Scholes Single Option Pricing Model. The assumptions used in determining the valuation of these options using this methodology are as follows: average expected life of options of 4.5 years; an average risk-free interest rate of 5.69%; a volatility factor of .40; and a dividend yield of 2.2 percent. The actual value, if any, that an executive officer may realize will depend on the continued employment of the executive officer holding the option through its vesting period, and the excess of the market price over the exercise price on the date the option is exercised so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes single option pricing model, which is based on assumptions as to the variables of stock price volatility, future dividend yield, interest rates, and other factors.

Aggregated Option Exercises and Option Values

  The following table shows information concerning the exercise of stock options during fiscal year 1999 by each of the named executive officers and the fiscal year-end value of unexercised options.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                  Value of
                             Shares               Number of Unexercised   Unexercised In-the-Money
                           Acquired on  Value       Options at Fy-End         Options at Fy-End
                            Exercise   Realized ------------------------- --------------------------
  Name (1)                     (#)       ($)    Exercisable Unexercisable Exercisable  Unexercisable
  --------                 ----------- -------- ----------- ------------- -----------  -------------
  David M. Chamberlain....       0         0      100,000      400,000            0           0
----------------------------------------------------------------------------------------------------
  Diane M. Sullivan.......       0         0      130,000      260,000            0           0
----------------------------------------------------------------------------------------------------
  Thomas L. Nelson........       0         0        6,667       43,333            0           0
----------------------------------------------------------------------------------------------------
  Sandra A. Hayakawa......       0         0        3,334       36,666            0           0
----------------------------------------------------------------------------------------------------
  Gerrald B. Silverman....       0         0      122,667       58,000      129,250(2)        0

--------
(1) The aggregated option exercise table does not include Messrs. Slosberg and Eskridge. Mr. Slosberg received no option grants in fiscal year 1999 other than the standard grants he received for serving as a director of the Company, as discussed in "Compensation of Directors" above. All options previously granted to Mr. Eskridge terminated as a result of his resignation as Chairman and Chief Executive Officer of the Company on July 7, 1999.
(2) Represents the difference between the closing price of the Company's Common Stock on December 3, 1999 ($6.125) and the exercise price of the options, multiplied by the number of shares represented by such options.

Employment Agreements

  On November 4, 1999, the Company entered into an employment agreement with David M. Chamberlain for Mr. Chamberlain's service to the Company as Chairman and Chief Executive Officer for the period from November 15, 1999 through November 30, 2002 and renewable annually thereafter (the "Employment Agreement"). Mr. Chamberlain's annual rate of base salary under his Employment Agreement is $600,000 and he is eligible for an annual bonus with a target bonus set at 50% of his base salary. Mr. Chamberlain was also granted nonqualified stock options to purchase up to 500,000 shares of the Common Stock of the Company at the closing price of the Company's Common Stock on the trading day prior to the public announcement of his appointment ($6.875 per share).

  Under his Employment Agreement, Mr. Chamberlain is also entitled to receive certain enumerated perquisites and to participate in the various employee benefit plans which the Company maintains or adopts during his employment period. The Agreement also provides for severance payments to Mr. Chamberlain in the event that the Company terminates Mr. Chamberlain's employment during the employment period without "cause" or Mr. Chamberlain terminates his employment for "good reason". In such event, Mr. Chamberlain would receive payments equal to twelve months' salary plus continued participation in medical and dental plans through the end of the employment period.

  Mr. Chamberlain has also entered into a change in control agreement with the Company as described under "Change of Control Employment Agreements" below.

  On November 11, 1998, the Company entered into an employment agreement with James A. Eskridge for Mr. Eskridge's service to the Company as Chairman and Chief Executive Officer for the period from December 7,

1998 through December 7, 2001 and renewable annually thereafter (the "Employment Agreement"). Mr. Eskridge's annual rate of base salary under his Employment Agreement was $600,000 and he was eligible for an annual bonus with a target bonus set at 50% of his base salary. Mr. Eskridge was also granted nonqualified stock options to purchase up to 500,000 shares of the Common Stock of the Company at the closing price of the Company's Common Stock on the trading day prior to the public announcement of his appointment ($10.125 per share). Mr. Eskridge resigned from the Company effective July 7, 1999.

Change of Control Employment Agreements

  The Company has entered into change of control employment agreements with each of the named executive officers in the summary compensation table, and with certain other executive officers. The change of control employment agreements are for two-year terms, which terms extend for one year upon each anniversary unless a notice not to extend is given by the Company. These agreements provide generally that the executive's terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the two-year period after a change of control of the Company. If the Company terminates the executive's employment (other than for cause, death, disability or retirement) or if the executive terminates for good reason during such two-year period (or upon certain terminations within 18 months prior to a change of control in connection with or in anticipation of a change of control), the Company must provide certain specified severance benefits. For purposes of the agreements, a change of control shall mean, subject to the conditions and exceptions specified in the change of control employment agreements, (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of securities of the Company where such acquisition causes such Person to own twenty percent (20%) or more of the Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (ii) individuals who, as of February 12, 1998, constitute the Board of Directors cease to constitute at least a majority of the Board of Directors; (iii) consummation of certain reorganizations, mergers or consolidations or sales or other dispositions of all or substantially all of the assets of the Company or the acquisition of assets of another entity; or
(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

  Severance benefits under the agreements with each of the named executive officers include three times the sum of the executive's base salary, target bonus, and dividend equivalents under the 1975 Plan, and three years of continued benefit insurance plan coverage. The value of additional retirement benefits which would have been earned by the executive had he or she remained in the Company's employ for an additional period of three years would also be paid to the executive. In addition, the executives are entitled to receive an additional payment in an amount sufficient to make them whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code of 1986, as amended. The agreements also provide for the lapse upon a change of control of all restrictions on options granted under the 1975 Plan, 1995 Plan and 1998 Stock Option Plan.

Retirement Income Plan

  The Company's Retirement Income Plan, as amended effective as of January 1, 1989 (the "Retirement Plan"), is a non-contributory defined benefit pension plan. For salaried, management, sales and non-production hourly employees, the Retirement Plan covers basic compensation received from the Company and its participating subsidiaries, excluding overtime payments, commissions, bonuses and any other additional compensation; and for commissioned sales personnel whose compensation is derived wholly from commissions, the Retirement Plan covers 80% of the commissions received (the "Earnings"). The Retirement Plan provides for an annual pension at normal retirement age, 65 (with a minimum of five years of service), determined as follows: (i) for credited service (the "Credited Service") prior to January 1, 1984, 1% of average annual Earnings (based on 1981, 1982 and 1983 Earnings) up to $9,000 and 1.75% of average annual Earnings in excess of $9,000 multiplied by the number of years of Credited Service prior to January 1, 1984; plus (ii) for Credited Service after January 1, 1984 but prior to January 1, 1989, 1.25% of Earnings up to $15,000 for each year of service and 2% of Earnings in excess of $15,000 for each year of service; plus (iii) for Credited Service after January 1, 1989, 1.35% of Earnings up to $15,000 for each year of service and 2% of Earnings in excess of $15,000 for each year of service. If the total number of years of Credited Service exceeds 34 years, an amount equal to 1.80% of annual Earnings for each additional year of service will be added to the retirement benefit.

  The following table shows, as to each of the named executive officers, his or her (i) number of years of Credited Service as of February 15, 2000 and
(ii) estimated annual benefits payable upon retirement at age 65. The amounts presented are on a straight-life annuity basis, but alternative methods of payment are available at the option of the participant. In no event shall benefits payable under the Retirement Plan exceed the maximum allowed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The benefit payment under the Retirement Plan is not subject to any deductions for Social Security benefits or other offset amounts.

                                                Number of Years
                                                  of Credited   Estimated Annual
                                                 Service as of  Benefits Payable
                                                 February 15,   Upon Retirement
Name                                                 2000         At Age 65(1)
----                                            --------------- ----------------
David M. Chamberlain...........................         0           $27,322
Diane M. Sullivan..............................         4           $81,762
Thomas L. Nelson...............................         1           $68,986
Sandra A. Hayakawa.............................         1           $92,278
Gerrald B. Silverman...........................         5           $94,381

--------
(1) Assumes continued service until age 65 at current salary levels.

Compensation Committee Report

  The Compensation Committee (the "Committee") is comprised of three non-employee directors: Mr. Frank R. Mori, Committee Chairman, and Messrs. Donald
R. Gant and W. Paul Tippett, Jr. The Committee reviews and oversees the Company's various incentive plans, evaluates performance and reviews compensation levels and other related matters for the Company's senior executives. When evaluating the performance of its senior executives, the Committee reviews with the full Board in detail all aspects of compensation for the senior executives, including the five individuals named in the summary compensation table. The Committee met three times in fiscal 1999.

 Compensation Philosophy

  The Committee's strategy is to align the Company's executive compensation program with corporate performance and shareholder returns. The Committee considers the following objectives when evaluating the Company's compensation programs:

  . Offering competitive base salaries to attract and retain well-qualified, experienced executives;

  . Linking cash-based incentive compensation to corporate performance goals and individual performance; and

  . Linking senior executive long-term compensation to consistent appreciation in price of the Common Stock of the Company through stock option grants.

  In achieving these objectives, the Committee analyzes Company, division and individual performance, competitive executive compensation packages and stock performance. The Committee periodically retains the services of a consulting firm specializing in executive compensation to review the competitiveness of the Company's executive compensation programs with respect to other public corporations with whom the Company competes for executive talent. The Company's competitors for executive talent are not necessarily the same companies that would be included in a peer group established to compare shareholder returns because the Company requires skills and perspectives from a broader range of backgrounds.

  The three major components of the Company's executive compensation for fiscal year 1999 were: base salary, annual incentive compensation and stock options, each of which is described in more detail below. The Committee also evaluates the total compensation package of each executive officer, including pension benefits, insurance, severance plans and other benefits.

 Base Salary

  The Committee establishes base salaries for executive officers by evaluating the responsibilities of the position, the level of experience of the executive officer, and competitive market data on comparable executive officer positions.

  The Committee reviews the base salaries of the Company's senior executives annually. Salary increases are based on the overall performance of the Company and of each executive officer individually, and on the financial results of the executive's particular business unit. The Committee also evaluates market data in determining base salary levels for each executive, and targets base salary levels at approximately the median level among footwear competitors of like size. The final determination is subjectively made based on these criteria.

 Annual Incentive Compensation

  Pursuant to the annual incentive compensation plans in effect for fiscal year 1999, the Committee established individual participation and target bonuses based on the performance of particular business units and the nature and scope of responsibilities of each participant. Bonuses were earned based on comparing actual fiscal year 1999 performance against established business and financial goals. The performance goals were approved by the full Board in December 1998, and included a threshold consolidated pre-tax income goal, a consolidated pre-tax income goal and divisional pre-tax income goals. For fiscal year 1999, the Company met the minimum threshold for payments under the incentive plans and met the minimum level of the consolidated pre-tax income goals. The International, Sperry and Tommy Hilfiger Footwear divisions all met or exceeded their divisional pre-tax income goals and bonus payments were made to plan participants in those groups. An additional discretionary bonus was given to Ms. Sullivan, President and Chief Operating Officer, who the Committee felt merited incentive compensation based on subjective criteria, including leadership, attitude and performance of additional responsibilities during the period the Company was between permanent Chief Executive Officers.

 Stock Options

  Under the 1998 Stock Option Plan, the Committee is authorized to grant options to purchase Common Stock with an exercise price equal to the market price of the Common Stock on the date of the grant. The Committee has established guidelines for the number of options to be granted at various executive levels, based on competitive practices, the duties and scope of responsibilities of each executive's position, and the amount and terms of options already held by each executive.

  The Committee and the Chief Executive Officer believe that executive ownership of significant equity interest in the Company will more closely align the interests of stockholders and management. In light of this belief, the Company established stock ownership guidelines for senior executives, effective February 4, 1999. The executives to whom these guidelines apply will have up to five years to reach target minimum levels of stock ownership, based on an ascending scale commensurate with their level in the Company. The minimum levels of stock ownership set forth in the guidelines range from one to five times' annual base salary. Compliance with these guidelines will be monitored by the Committee and the Committee may take such compliance into consideration when future stock option grants and bonus awards are made.

 Compensation of the Chief Executive Officer

  Mr. Eskridge was elected Chairman and Chief Executive Officer of the Company on November 11, 1998, effective as of December 7, 1998. Mr. Eskridge's base salary for fiscal year 1999 was $600,000, pursuant to his Employment Agreement dated November 11, 1998. In evaluating his compensation package, the Committee used market data on compensation levels, including all forms of incentive compensation, from industry competitors of like size. Mr. Eskridge was eligible to receive incentive compensation under the Senior Executive Annual Incentive Plan, targeted at 50% of his base salary, and was awarded non-qualified stock options to purchase 500,000 shares of Common Stock, at $
10.125 per share, the closing price of the Company's Common Stock on the New York Stock Exchange--Composite Tape, on November 10, 1998. The shares were to vest one-third on each of the first, second and third anniversaries of his December 7, 1998 start date. Mr. Eskridge resigned as Chairman and Chief Executive Officer of the Company, effective as of July 7, 1999, and therefore, the non-qualified stock option grant terminated and no incentive compensation was paid.

  Mr. Chamberlain was elected Chairman and Chief Executive Officer of the Company by the Board on November 4, 1999, effective as of November 15, 1999. In evaluating his compensation package, the Committee used market data on compensation levels, including all forms of incentive compensation, from industry competitors of like size. Pursuant to his Employment Agreement, Mr. Chamberlain's annual base salary for fiscal year 2000 was set at $600,000. Mr. Chamberlain is eligible to receive incentive compensation under the Senior Executive Annual Incentive Plan, targeted at 50% of his base salary. Payment to Mr. Chamberlain of additional compensation under this Plan is based on the attainment of certain financial goals established by the Board in December 1999.

  The Committee also awarded Mr. Chamberlain non-qualified stock options to purchase 500,000 shares of Common Stock, at $6.875 per share, the closing price of the Company's Common Stock on the New York Stock Exchange--Composite Tape, on November 3, 1999. Options to purchase 100,000 of these shares vested on November 15, 1999, and the balance will vest as to one-third on each of the first, second and third anniversaries of his November 15, 1999 start date.

 Internal Revenue Code Section 162(m)

  Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code"), publicly traded corporations are not permitted to deduct most compensation exceeding $1,000,000 paid to certain top executives, unless the compensation qualifies as "performance based compensation" or is otherwise exempt under Section 162(m). All compensation paid to the named executives of the Company in fiscal 1999 was deductible for federal tax purposes.

 Conclusion

  As outlined in the compensation plans described above, a substantial portion of the Company's executive compensation is directly linked to individual and corporate performance and stock price appreciation, in accordance with our stated Compensation Philosophy. As the Company moves forward to create stockholder value, the Committee will continue to monitor and evaluate its strategy for executive compensation.

                                          COMPENSATION COMMITTEE

                                          Frank R. Mori (Chairman)
                                          Donald R. Gant
                                          W. Paul Tippett, Jr.

 Compensation Committee Interlocks and Insider Participation in Corporate Decisions

  No member of the Compensation Committee has served as an officer or employee of the Company nor has any other business relationship or affiliation with the Company, except his service as a director. None of such persons had any relationships with the Company requiring disclosure under applicable rules and regulations.

Performance Graph

  Set forth below is a graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies in the Standard & Poor's Small Cap 600 Index, and the Standard & Poor's Footwear--Small Cap Index (the current performance indicator of peer group companies), for a period of five fiscal years commencing November 30, 1994 and ending December 3, 1999. The Standard & Poor's Footwear--Small Cap Index consists of Brown Shoe Company, Inc., Justin Industries, Inc., K-Swiss Inc.--Class A, The Timberland Company--Class A, Wolverine World Wide, Inc. and the Company.



                             [GRAPH APPEARS HERE]

                                         1994  1995   1996   1997   1998   1999
                                         ---- ------ ------ ------ ------ ------
Company................................. 100   72.84  85.15 103.26  78.26  57.53
S&P Footwear--Small Cap Index........... 100   96.77 132.33 180.96 130.99 154.69
S&P Small Cap--600 Index................ 100  130.96 159.63 198.81 188.15 207.91

                  PROPOSAL NUMBER TWO: SELECTION OF AUDITORS

  Although Massachusetts law no longer requires that the Company's auditors be approved each year by the stockholders, the Board of Directors continues the practice of submitting such selection to the stockholders for their approval because the Board deems it appropriate to do so. The Board of Directors has selected PricewaterhouseCoopers LLP, which has acted as auditors of the Company since 1972, to act as auditors for its current fiscal year. In the event that the stockholders do not approve of PricewaterhouseCoopers LLP, the Board of Directors will reconsider the appointment of PricewaterhouseCoopers LLP.

  A representative of PricewaterhouseCoopers LLP will be present at the meeting, will be provided the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from the stockholders.

  The Company's consolidated financial statements for the 1999 fiscal year were examined and reported upon by PricewaterhouseCoopers LLP. In connection with that examination, PricewaterhouseCoopers LLP also reviewed the Company's Annual Report and the Company's filings with the SEC, and provided consultations on financial statement implications of matters under consideration. PricewaterhouseCoopers LLP also examined and reported upon the financial statements of the Company's retirement and pension plans.

                     PROPOSAL NUMBER THREE: OTHER MATTERS

 Compliance with Section 16(a) of the Securities Exchange Act of 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's executive officers and directors and persons beneficially owning more than 10% of the outstanding Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and beneficial owners of more than 10% of the outstanding Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on copies of such forms furnished as provided above, or written representations that no Forms 4 or 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of greater than 10% of its outstanding Common Stock were complied with in fiscal 1999 other than (i) Form 5 for Warren Flick reporting acquisition of Phantom Stock Units pursuant to the Deferred Compensation Plan for Directors, which was filed 4 days after the deadline specified in Section 16(a) of the 1934 Act, and (ii) Form 5 for Joanna M. Jacobson reporting the acquisition of Common Stock of the Company pursuant to the 1998 Non-Employee Director Stock Ownership Plan, which was filed 22 days after the deadline specified in Section 16(a) of the 1934 Act.

  The Board of Directors of the Company is not aware of any other matters which may come before the annual meeting of stockholders. If any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matters.

                              PROXY SOLICITATION

  The solicitation of proxies will be principally by mail, and may be followed by telephone and personal contacts by officers, directors or regular employees of the Company, or by employees of D.F. King & Company, Inc., proxy solicitors for the Company. The cost of soliciting proxies will be borne by the Company. The Company does not yet have a written agreement with D.F. King & Company, Inc. regarding the proxy solicitation. It is anticipated that the agreement with D.F. King & Company, Inc. will be on customary terms. The costs of proxy solicitation are not anticipated to exceed $20,000, unless circumstances require otherwise. Brokers and others holding shares of Common Stock in their names or in the names of their nominees will be expected to forward copies of the Company's proxy soliciting material to beneficial owners of such shares and to seek authority for execution of proxies, and will be reimbursed by the Company for their reasonable expenses.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the 2001 annual meeting of stockholders must be received by the Company on or before November 1, 2000 to be considered for inclusion, pursuant to Rule 14a-8 under the 1934 Act, in the proxy material for that meeting. Any such proposal must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company's proxy materials and form or proxy, and should be addressed as follows:

                                          Office of the Clerk
                                          The Stride Rite Corporation
                                          191 Spring Street
                                          P.O. Box 9191
                                          Lexington, Massachusetts 02420-9191

  A stockholder who wishes to present a proposal at the 2000 annual meeting of stockholders, other than a proposal to be considered for inclusion in the Company's proxy statement as described above, must deliver the proposal to the address listed above. The Company must receive the proposal on or before March 11, 2000. The proposal must also comply with the other requirements contained in the Company's Bylaws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

March 1, 2000

0865-PS-2000

                                     PROXY

                          THE STRIDE RITE CORPORATION

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints David M. Chamberlain and Charles W. Redepenning, Jr., and each of them acting solely, proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated below, all of the shares of Common Stock, par value $.25 per share, of The Stride Rite Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at its executive offices, 191 Spring Street, Lexington. Massachussetts, on Thursday, April 13, 2000, at 10:00 A.M. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and upon such other matters as may properly be brought before such meeting and any adjournment(s) or postponement(s) thereof.

     The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of and Proxy Statement for the aforesaid meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

-----------                                                          -----------
SEE REVERSE          (PLEASE SIGN AND DATE ON REVERSE SIDE           SEE REVERSE
   SIDE           AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)         SIDE
-----------                                                          -----------

                                  DETACH HERE

[X] Please mark
    votes as in
    this example.

    THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 1 AND 2.

                                                                                                          FOR  AGAINST  ABSTAIN
    1.  Election of Directors.                                       2.  Proposal to ratify selection of  [_]    [_]      [_]
                                                                         PricewaterhouseCoopers LLP
        Nominees: (01) David M. Chamberlain, (02) Peter L. Harris,       as Auditors of the Company.
                  (03) Myles J. Slosberg

                       FOR       WITHHELD
                       [_]         [_]

    [_] ________________________________________
        For all nominees except as noted above
                                                                     MARK HERE IF YOU PLAN TO ATTEND THE MEETING          [_]

                                                                     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        [_]

                                                                     Sign exactly as name appears on this Proxy.  If the
                                                                     shares are registered in the names of two or more
                                                                     persons, each should sign.  Executors, administrators,
                                                                     trustees, partners, custodians, guardians, attorneys
                                                                     and corporate officers should add their full titles
                                                                     as such.

Signature: ____________________________ Date: _______________ Signature: ____________________________ Date: _______________